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Exhibit 5.1

[BAKER BOTTS L.L.P. LETTERHEAD]

[                        ], 2006

Liberty Media Corporation
12300 Liberty Boulevard
Englewood, CO 80112

Ladies and Gentlemen:

        As counsel for Liberty Media Corporation, a Delaware corporation (the "Company"), we have examined and are familiar with the Registration Statement on Form S-4 [and amendment number 1 thereto] (the "Registration Statement"), initially filed by the Company on February 6, 2006 with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933, as amended (the "Securities Act"), the reclassification (the "Reclassification") of the outstanding shares of the Company's Series A common stock, par value $.01 per share (the "Series A Common Stock"), and Series B common stock, par value $.01 per share (the "Series B Common Stock") into up to 670,380,089 shares (the "Series A Liberty Interactive Shares") of the Company's Series A Liberty Interactive common stock, par value $.01 per share (the "Series A Liberty Interactive Common Stock"), 30,265,706 shares (the "Series B Liberty Interactive Shares") of the Company's Series B Liberty Interactive common stock, par value $.01 per share (the "Series B Liberty Interactive Common Stock"), 1,340,760,178 shares (the "Series A Liberty Capital Shares") of the Company's Series A Liberty Capital common stock, par value $.01 per share (the "Series A Liberty Capital Common Stock"), and 60,531,412 shares (the "Series B Liberty Capital Shares" and together with the Series A Liberty Interactive Shares, the Series B Liberty Interactive Shares and the Series A Liberty Capital Group Shares, the "Shares") of the Company's Series B Liberty Capital common stock, par value $.01 per share (the "Series B Liberty Capital Common Stock" and together with the Series A Liberty Interactive Common Stock, the Series B Liberty Interactive Common Stock and the Series A Liberty Capital Common Stock, the "Common Stock"). In the Reclassification, each outstanding share of Series A Common Stock will be converted into 0.25 of a share of Series A Liberty Interactive Common Stock and 0.05 of a share of Series A Liberty Capital Common Stock, and each share of Series B Common Stock will be converted into 0.25 of a share of Series B Liberty Interactive Common Stock and 0.05 of a share of Series B Liberty Capital Common Stock. The Reclassification and the Common Stock are described in the proxy statement/prospectus which forms a part of the Registration Statement to which this opinion is an exhibit.

        In connection with rendering our opinion, we have examined, among other things, originals, certified copies or copies otherwise identified to us as being copies of originals, of (i) the form of Restated Certificate of Incorporation of the Company attached as an annex to the proxy statement included as part of the Registration Statement (the "Amended Charter"); (ii) the Bylaws of the Company as in effect on the date hereof; (iii) the form of stock certificate representing the Series A Liberty Interactive Common Stock included as Exhibit 4.1 to the Registration Statement, the form of stock certificate representing the Series B Liberty Interactive Common Stock included as Exhibit 4.2 to the Registration Statement, the form of stock certificate representing the Series A Liberty Capital Common Stock included as Exhibit 4.3 to the Registration Statement and the form of stock certificate representing the Series B Liberty Capital Group Common Stock included as Exhibit 4.4 to the Registration Statement; (iv) records of proceedings of the boards of directors of the Company; and (v) such other documents, records and certificates of public officials as we deemed necessary or appropriate for the purpose of rendering this opinion. In rendering this opinion, we have relied, to the extent we deem such reliance appropriate, on certificates of officers of the Company as to factual matters regarding the Company that were not readily ascertainable by us. We have assumed the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

        On the basis of such examination and review, we advise you that, in our opinion, after approval of the "reclassification proposal" by the requisite vote of the Company's stockholders at the special meeting and upon the filing of the Amended Charter with the Delaware Secretary of State, the Shares issued pursuant to the reclassification in conversion of outstanding shares of Series A Common Stock and Series B Common Stock will be duly authorized, validly issued and non-assessable.

        This opinion is limited to the corporate laws of the state of Delaware, and the laws of the United States of America. We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the reference to us under the heading "Additional Information—Legal Matters" in the Registration Statement. In giving the foregoing consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,
Baker Botts L.L.P.

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  Exhibit 5.1